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                                                                      Exhibit 12


                       HOUSTON LIGHTING & POWER COMPANY
            COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND
         RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                            (THOUSANDS OF DOLLARS)


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

                                                                           Twelve Months Ended December 31,
                                                        --------------------------------------------------------------------
                                                          1996          1995            1994            1993          1992
                                                        --------      --------      ----------      ----------      --------
Fixed Charges as Defined:

 (1)  Interest on Long-Term Debt...................... $ 221,865      $  244,384    $  246,533      $  276,049      $  311,208
 (2)  Other Interest..................................    12,764           8,117         8,493          12,317          19,548
 (3)  Amortization of (Premium) Discount                   9,059           8,762         8,484           7,234           5,346
 (4)  Interest Component of Rentals Charged
        to Operating Expense..........................       942           3,102         3,951           4,449           5,116
                                                       ---------      ----------    ----------      ----------      ----------
 (5)  Total Fixed Charges............................. $ 244,630      $  264,365    $  267,461      $  300,049      $  341,218
                                                       =========      ==========    ==========      ==========      ==========

Earnings as Defined:

 (6)  Net Income ..................................... $ 429,418      $  480,932    $  486,764      $  484,223      $  509,462
 (7)  Cumulative Effect of Change in Accounting.......                                   8,200                         (94,180)
                                                       ---------      ----------    ----------      ----------      ----------
 (8)  Income Before Cumulative Effect of Change
        in Accounting................................. $ 429,418         480,932       494,964         484,223         415,282
                                                       ---------      ----------    ----------      ----------      ----------

Income Taxes:

 (9)  Current......................................... $ 207,296         186,010       181,109         113,394         129,611
(10)  Deferred (Net)..................................    25,113          58,946        68,633         123,077          92,575
(11)  Cumulative Effect of Change in Accounting.......                                   4,415                         (48,517)
                                                       ---------      ----------    ----------      ----------      ----------
(12)  Total Income Taxes Before Cumulative
        Effect of Change in Accounting ...............   232,409         244,956       254,157         236,471         173,669
                                                       ---------      ----------    ----------      ----------      ----------
(13)  Total Fixed Charges (line 5)....................   244,630         264,365       267,461         300,049         341,218
                                                       ---------      ----------    ----------      ----------      ----------
(14)  Earnings Before Income Taxes and Fixed
        Charges (line 8 plus line 12 plus line 13)     $ 906,457      $  990,253    $1,016,582      $1,020,743      $  930,169
                                                       =========      ==========    ==========      ==========      ==========
Ratio of Earnings to Fixed Charges
  (line 14 divided by line 5).........................      3.71            3.75          3.80            3.40            2.73

Preferred Dividend Requirements:

(15)  Preferred Dividends............................. $  22,563      $   29,955    $   33,583      $   34,473      $   39,327

(16)  Less Tax Deduction for Preferred Dividends              54              54            54              54              56
                                                       ---------      ----------    ----------      ----------      ----------
(17)  Total...........................................    22,509          29,901        33,529          34,419          39,271

(18)  Ratio of Pre-Tax Income to Net Income
        (line 8 plus line 12 divided by line 8)             1.54            1.51          1.51            1.49            1.42
                                                       ---------      ----------    ----------      ----------      ----------
(19)  Line 17 times line 18...........................    34,664          45,151        50,629          51,284          55,765

(20)  Add Back Tax Deduction (line 16)................        54              54            54              54              56
                                                       ---------      ----------    ----------      ----------      ----------
(21)  Preferred Dividends Factor ..................... $  34,718      $   45,205    $   50,683      $   51,338      $   55,821
                                                       =========      ==========    ==========      ==========      ==========
(22)  Total Fixed Charges (line 5)....................   244,630      $  264,365    $  267,461      $  300,049      $  341,218

(23)  Preferred Dividends Factor (line 21)             $  34,718          45,205        50,683          51,338          55,821
                                                       ---------      ----------    ----------      ----------      ----------
(24)  Total........................................... $ 279,348      $  309,570    $  318,144      $  351,387      $  397,039
                                                       =========      ==========    ==========      ==========      ==========
      Ratio of Earnings to Fixed Charges and
         Preferred Dividends Requirements
         (line 14 divided by line 24).................      3.24           3.20          3.20            2.90             2.34



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